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                                                                EXHIBIT 10(xvii)

                                 AMENDMENT NO. 1
                                     TO THE
                             NACCO INDUSTRIES, INC.
                 SUPPLEMENTAL ANNUAL INCENTIVE COMPENSATION PLAN
            (AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2001)

         The Compensation Committee of the Board of Directors of the Company, hereby adopts this Amendment No. 1 to the NACCO Industries, Inc. Supplemental Annual Incentive Compensation Plan (As Amended and Restated Effective as of January 1, 2001) (the "Plan") effective as of January 1, 2001. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.

                                    Section 1

         Section 5(b) of the Plan is hereby amended in its entirety to read as follows:

         "No later than the ninetieth day of the following calendar year, the Committee shall approve (i) a preliminary calculation of the amount of each Award based upon the application of the formula and actual performance to the Target Awards previously determined in accordance with Section 5(a); and (ii) a final calculation of the amount of each Award to be paid to each Participant for the prior year. Notwithstanding the foregoing, (1) the Committee shall have the power to decrease the amount of any Award below the amount determined in accordance with Section 5(b)(i); (2) the Committee shall have the power to increase the amount of any Award above the amount determined in accordance with
Section 5(b)(i); provided, however, that no such increase or change may be made which would cause any amount paid to a Participant who is, or is determined by the Committee to be likely to become, a 'covered employee' to be includable as 'applicable employee remuneration' of such Participant, as such terms are defined in Section 162(m) and (3) no Award, including any Award equal to the Target Award, shall be payable under the Plan to any Participant except as determined by the Committee."